As filed with the Securities and Exchange Commission on December 29, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grifols, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	Avinguda de la Generalitat, 152-158 Parc de Negocis Can Sant Joan Sant Cugat del Valles 08174 Barcelona, Spain	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

Grifols, S.A. Restricted Share Unit Award Plan

(Full title of the plans)

David Ian Bell

General Counsel

Grifols Shared Services North America, Inc.

2410 Lillyvale Ave

Los Angeles, CA 90032-3514

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b—2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)		Smaller Reporting Company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class B Non-Voting Ordinary Shares(1)	2,500,000	(2)(3)	$22.115	(4)	$55,287,500	(4)	$6,883.29
Class B Non-Voting Ordinary Shares(1)	198,601	(2)(3)	$17.51	(5)	$3,477,503.51	(5)	$432.95
Class B Non-Voting Ordinary Shares(1)	247,239	(2)(3)	$15.29	(6)	$3,780,284.31	(6)	$470.65

(1)         The Class B Non-Voting Ordinary Shares may be held in the form of American Depositary Shares evidenced by American Depositary Receipts. American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Class B Non-Voting Ordinary Shares registered hereby have been registered under a separate Registration Statement on Form F-6, filed on March 9, 2011 (File No. 333-159327). Each Class B American Depositary Share represents one Class B Non-Voting Ordinary Share.

(2)         Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)         Consists of Class B Non-Voting Ordinary Shares reserved for issuance under the Grifols, S.A. Restricted Share Unit Award Plan.

(4)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average high and low reported sales price of the Class B American Depositary Shares on The NASDAQ Global Select Market on December 21, 2017.

(5)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the closing price of the Class B American Depositary Shares reported on The NASDAQ Global Select Market on the five trading days ending March 13, 2017.

(6)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the closing closing price of the Class B American Depositary Shares reported on The NASDAQ Global Select Market on the five trading days ending March 14, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Grifols, S.A., a sociedad anónima organized under the laws of Spain (the “Registrant”) are incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

(b)                                 All other reports filed, rather than furnished, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)                                  (i) The description of the Registrant’s shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Exchange Act;

(ii) The Form 8-A incorporates by reference the description of the shares and the American Depositary Shares under the headings “Description of Grifols’ Share Capital,” “Description of Grifols’ American Depositary Shares,” “Material U.S. Federal Income Tax Considerations” and “Material Spanish Tax Considerations” in the Registrant’s registration statement on Form F-4 (File No. 333-168701) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 10, 2010, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement; and

(iii) The description of the Registrant’s American Depositary Shares, as evidenced by American Depositary Receipts, shares contained in the Registration Statement on Form F-6 (File No. 333-172688) filed on March 9, 2011, as amended by the Registration Statement on Form F-6  (File No. 333-182636) filed on July 12, 2012.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein.  Unless expressly incorporated into this registration statement, a report (or portion thereof) furnished on Form 6-K shall not be incorporated by reference into this registration statement.  Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.                        DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                        INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Grifols, S.A.’s Bylaws (Estatutos) and Spanish Law

Under Spanish law Grifols, S.A.’s current and former directors will be liable to the company, the shareholders and the creditors of the company for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of Grifols, S.A.’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Grifols, S.A. Directors & Officers Insurance

Grifols, S.A. maintains an insurance policy that protects its officers, managers and directors as well as all of the officers, managers and directors of its subsidiaries from certain liabilities in connection with civil, criminal or administrative claims that arise as a result of actions taken in their official capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted for directors, officers or persons controlling Grifols, S.A. pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.                        EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                        EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Articles of Association (Estatutos) of Grifols, S.A. (incorporated herein by reference to Exhibit 1.1 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

4.2

Articles of Association (Estatutos) of Grifols, S.A. (English translation) (incorporated herein by reference to Exhibit 1.2 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

4.3

Amendment No. 1 to Deposit Agreement dated as of March 14, 2011 among Grifols, S.A., Deutsche Bank Trust Company Americas, as Depositary, and all Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by referenced to Exhibit (a)(2) to our Registration Statement on Form F-6 (File No. 333-182636 filed July 12, 2012))

4.4

Form of Deposit Agreement among Grifols, S.A., Deutsche Bank Trust Company Americas, as Depositary, and all Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a) to our Registration Statement on Form F-6 (File No. 333-172688) filed March 9, 2011)

5.1	Opinion of Osborne Clarke (Spain)

23.1	Consent of Osborne Clarke (included in Exhibit 5.1)

23.2	Consent of KPMG Auditores, S.L., Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature pages hereto)

99.1	Grifols, S.A. Restricted Share Unit Award Plan

ITEM 9.                        UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spain on this 29th day of December, 2017.

GRIFOLS, S.A.

/s/ Victor Grifols Deu

Name: Víctor Grifols Deu
Title: Director and Co-Chief Executive Officer

GRIFOLS, S.A.

/s/ Raimon Grifols Roura

Name: Raimon Grifols Roura
Title: Director and Co-Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Grifols, S.A., hereby severally constitute and appoint, Victor Grifols Roura, as our true and lawful attorney-in-fact and agent, with full and several power of substitution, in any and all capacities, for him to sign for us and in our names, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Victor Grifols Deu	Director and Co-Chief Executive Officer	December 29, 2017
Víctor Grifols Deu	(Principal Executive Officer)

/s/ Raimon Grifols Roura	Director and Co-Chief Executive Officer	November 29, 2017
Raimon Grifols Roura	(Principal Executive Officer)

/s/ Alfredo Arroyo Guerra	Vice President and Chief Financial Officer	December 29, 2017
Alfredo Arroyo Guerra	(Principal Financial Officer

/s/ Montserrat Lloveras Calvo	Administrative Director and Controller	December 29, 2017
Montserrat Lloveras Calvo	(Principal Accounting Officer)

/s/ Victor Grifols Roura	Director and Non-Executive Chairman of the	December 29, 2017
Victor Grifols Roura	Board

/s/ Belén Villalonga Morenés	Director	December 29, 2017
Belén Villalonga Morenés

/s/ Steven F. Mayer	Director	December 29, 2017
Steven F. Mayer

/s/ Thomas H. Glanzman	Director	December 29, 2017
Thomas H. Glanzman

/s/ Luís Isasi Fernández de Bobadilla	Director	December 29, 2017
Luís Isasi Fernández de Bobadilla

/s/ Tomás Dagá Gelabert	Director	December 29, 2017
Tomás Dagá Gelabert

/s/ Carina Szpilka	Director	December 29, 2017
Carina Szpilka

/s/ Marla Salmon	Director	December 29, 2017
Marla Salmon

/s/ Ramon Riera Roca	Director	December 29, 2017
Ramon Riera Roca